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                                                               Exhibit 23 (g)(v)

           SCHEDULE OF SERIES PORTFOLIOS OF SPDR(R) INDEX SHARES FUNDS

Dated: July 16, 2008

FUND

DJ STOXX 50(R) ETF
DJ EURO STOXX 50(R) ETF
SPDR(R) DJ Wilshire International Real Estate ETF
SPDR(R) FTSE/Macquarie Global Infrastructure 100 ETF
SPDR(R) MSCI ACWI ex-US ETF
SPDR(R) Russell/Nomura PRIME(TM) Japan ETF
SPDR(R) Russell/Nomura Small Cap(TM) Japan ETF
SPDR(R) S&P(R) China ETF
SPDR(R) S&P(R) Emerging Asia Pacific ETF
SPDR(R) S&P(R) Emerging Markets ETF
SPDR(R) S&P(R) Emerging Europe ETF
SPDR(R) S&P(R) Emerging Latin America ETF
SPDR(R) S&P(R) Emerging Middle East & Africa ETF
SPDR(R) S&P(R) World ex-US ETF
SPDR(R) S&P(R) International Small Cap ETF
SPDR(R) S&P(R) BRIC 40 ETF
SPDR(R) S&P(R) International Dividend ETF
SPDR(R) S&P(R) International Mid Cap ETF
SPDR(R) S&P(R) Emerging Markets Small Cap ETF
SPDR(R) DJ Wilshire Global Real Estate ETF
SPDR(R) S&P(R) International Consumer Discretionary Sector ETF
SPDR(R) S&P(R) International Consumer Staples Sector ETF
SPDR(R) S&P(R) International Energy Sector ETF
SPDR(R) S&P(R) International Financial Sector ETF
SPDR(R) S&P(R) International Health Care Sector ETF
SPDR(R) S&P(R) International Industrial Sector ETF
SPDR(R) S&P(R) International Materials Sector ETF
SPDR(R) S&P(R) International Technology Sector ETF
SPDR(R) S&P(R) International Telecommunications Sector ETF
SPDR(R) S&P(R) International Utilities Sector ETF
SPDR(R) S&P(R) Asia Pacific ETF*
SPDR(R) S&P(R) Europe ETF*

*    The Fund is registered but not operational